Exhibit 99.3

SILVER47 EXPLORATION CORP.

CONSOLIDATED Financial Statements

For the years ended

july 31, 2026 and 2025

(EXPRESSED IN CANADIAN DOLLARS)

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of Silver47 Exploration Corp.:

Opinion

We have audited the accompanying consolidated financial statements of Silver47 Exploration Corp. and its subsidiaries (the “Company”) (a Canadian corporation), which comprise the consolidated statements of financial position as at July 31, 2026 and July 31, 2025, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, and notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2026 and July 31, 2025, and the results of its consolidated operations and its consolidated cash flows for the years then ended in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ MNP LLP

Vancouver, BC, Canada

October 30, 2026

Silver47 Exploration Corp.

Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

As at	Note	July 31, 2026	July 31, 2025
		$	$
ASSETS
Current assets
Cash and cash equivalents	5	39,128,841	4,843,916
Tax and other receivables		993,158	107,724
Prepaid expenses	6	3,067,877	506,908
		43,189,876	5,458,548
Non-current assets
Restricted cash		216,213	-
Property and equipment		163,701	8,150
Exploration and evaluation assets	7	76,071,323	11,196,676
		76,451,237	11,204,826
TOTAL ASSETS		119,641,113	16,663,374
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities		5,079,699	1,799,518
Share based payment liabilities	8	-	1,075,329
TOTAL LIABILITIES		5,079,699	2,874,847
EQUITY
Share capital	9b	145,839,205	27,424,699
Contributed surplus	9d,f,g	20,253,330	4,984,512
Accumulated deficit		(52,282,224)	(18,670,227)
Foreign currency translation reserve		751,103	49,543
TOTAL EQUITY		114,561,414	13,788,527
TOTAL LIABILITIES AND EQUITY		119,641,113	16,663,374

Commitments (Note 8)

Subsequent Event (Note 15)

Approved by the Board of Directors:

/s/ “Gary Thompson”	/s/ “Ryan Goodman”
Gary Thompson Director	Ryan Goodman Director

The accompanying notes are an integral part of these consolidated financial statements

2

Silver47 Exploration Corp.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian dollars)

	Note	July 31, 2026	July 31, 2025
		$	$
Operating expenses
Exploration expenses	7	19,998,095	4,695,295
General and administrative expenses	10	6,728,154	3,790,986
Share-based compensation	8,9d,g	7,843,406	1,781,480
Depreciation expenses		39,816	2,574
		34,609,471	10,270,335
Other items
Interest income		(800,749)	(92,454)
Flow through share premium		-	(65,043)
Change in fair value of share-based payment liabilities	8	35,730	13,853
Foreign exchange loss		14,252	3,975
		(750,767)	(139,669)

Net loss		33,858,704	10,130,666
Other comprehensive income
Translation gain on foreign operations		(701,560)	(4,695)

Comprehensive loss		33,157,144	10,125,971

Weighted average number of shares – basic and diluted		187,860,031	56,077,978
Loss per share – basic and diluted		$0.18	$0.18

3

Silver47 Exploration Corp.

Consolidated Statements of Changes in Equity

(Expressed in Canadian dollars)

					Contributed Surplus
	Number of Common Shares	Number of Special Warrants	Share Capital	Special Warrants	Share-based payment reserve	Warrant Reserve	Foreign Currency Translation Reserve	Accumulated Deficit	Total
			$	$	$	$	$	$	$
Balance at July 31, 2024	43,746,467	6,297,393	13,743,031	4,846,430	1,176,371	1,961,238	44,848	(8,539,561)	13,232,357
Issued capital for special warrants conversion	6,297,393	(6,297,393)	4,216,691	(4,846,430)	-	629,739	-	-	-
Stock based compensation	-	-	-	-	940,250	-	-	-	940,2507
Equity-settled share-based payment	-	-	-	-	67,994	-	-	-	67,994
Issued capital for RSU settlement	925,000	-	490,250	-	-	-	-	-	490,250
Issued capital for private placement	19,467,592	-	8,974,727	-	-	208,920	-	-	9,183,647
Net loss and comprehensive loss for the year	-	-	-	-	-	-	4,695	(10,130,666)	(10,125,971)

Balance at July 31, 2025	70,436,452	-	27,424,699	-	2,184,615	2,799,897	49,543	(18,670,227)	13,788,527
Issued capital for Summa acquisition	69,191,458	-	63,656,141	-	1,302,232	4,843,897	-	-	69,802,270
Issued capital for financings	65,715,600	-	56,351,127	-	-	1,150,023	-	-	57,501,150
Share issuance costs	-	-	(5,694,995)	-	-	1,577,295	-	-	(4,117,700)
Issued capital for options exercised	550,000	-	579,235	-	(289,250)	-	-	-	289,985
Issued capital for warrants exercised	1,649,609	-	1,696,178	-	-	(233,076)	-	-	1,463,102
Issued capital for settlement of RSUs	2,025,000	-	1,789,834	-	(656,000)	-	-	-	1,133,834
Forfeited RSUs	-	-	-	-	-	(58,707)	-	246,707	188,000
Issued capital for exploration and evaluation assets	56,902	-	36,986	-	-	-	-	-	36,986
Share-based compensation	-	-	-	-	7,632,404	-	-	-	7,632,404
Net loss and comprehensive loss for the year	-	-	-	-	-	-	701,560	(33,858,704)	(33,157,144)
Balance at July 31, 2026	209,625,021	-	145,839,205	-	10,174,001	10,079,329	751,103	(52,282,224)	114,561,414

4

Silver47 Exploration Corp.

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars)

	For the years ended
	July 31, 2026	July 31, 2025
	$	$
Cash flows used in operating activities
Net loss	(33,858,704)	(10,130,666)
Adjusted for
Interest income	(800,749)	(92,454)
Items not involving cash
Depreciation expense	39,816	2,574
Share-based compensation	7,843,406	1,781,480
Equity settled share-based payment	-	67,994
Flow through share premium	-	(65,043)
Change in fair value of share-based payment liabilities	35,730	13,853
Foreign exchange gain	-	(13,003)
Net change in non-cash working capital items:
Tax and other receivables	(759,748)	(77,122)
Prepaid expenses	(2,278,905)	(83,483)
Accounts payable and accrued liabilities	2,128,028	60,072
Net cash flows used in operating activities	(27,651,126)	(8,535,798)
Cash flows used in investing activities
Interest income received	800,749	103,309
Investment in property and equipment	(195,368)	(10,724)
Investment in exploration and evaluation assets	(301,281)	-
Cash acquired from acquisition of Summa	6,494,309	-
Net cash flow provided by investing activities	6,798,409	92,585
Cash flows from financing activities
Proceeds from financings	57,501,150	9,798,839
Share issuance costs	(4,117,700)	(550,149)
Proceeds from exercise of options and warrants	1,753,087	-
Net cash flow provided by financing activities	55,136,537	9,248,690

Movement in cash and cash equivalents during the year	34,283,820	805,477
Effect of exchange rate changes on cash	1,105	(2,883)
Cash and cash equivalents, beginning of year	4,843,916	4,041,322
Cash and cash equivalents, end of year	39,128,841	4,843,916

The accompanying notes are an integral part of these consolidated financial statements

5

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

1.	Nature of Operations

Silver47 Exploration Corp. (“Silver47” or “the Company”) is a company amalgamated in Canada on January 29, 2021. On September 11, 2023, the Company incorporated a 100% owned subsidiary, Silver47 USA Inc. (“S47 US”) under the law of the State of Delaware. On August 1, 2025, the Company acquired Summa Silver Corp. (“Summa”) and its subsidiaries by way of a share exchange.

The Company currently trades on the TSX-V and the OTCQX Venture Market under the trading symbols “AGA” and “AAGAF” respectively.

The Company is engaged in mineral exploration of precious metal in Canada and USA. The Company’s head office is located at Suite 918 – 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3, Canada.

2.	Basis of Preparation

2.1	Statement of compliance

These consolidated financial statements for the years ended July 31, 2026 and 2025 have been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board (“IFRS”). In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information. These consolidated financial statements were authorized for issue by the Company’s board of directors (the “Board”) on October 30, 2026.

2.2	Basis of presentation

The Company’s consolidated financial statements have been prepared on an accrual basis and are based on historical cost basis, except for financial instruments which are classified as fair value through profit or loss, or fair value through other comprehensive income. The Company’s consolidated financial statements are presented in Canadian dollars (“CAD”) which is the Company’s functional currency. The Company’s US subsidiaries, being S47US, Summa Silver (US) Corp., Summa Silver Nevada Inc., and 1237025 Nevada Inc., have the US Dollar (“USD”) as their functional currency.

2.3	Use of estimates and judgements

The preparation of consolidated financial statements in accordance with IFRS requires management to make estimates, judgements and assumptions that affect the measurements of assets, liabilities, revenues, expenses and certain disclosures reported in these financial statements. Actual results may vary from these estimates.

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Accounting estimates will, by definition, seldom equal the actual results. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future years affected.

Significant estimates made by management include the following:

i.	Valuation of options and warrants

Management uses the Black-Scholes option pricing model to determine the fair value of options and warrants issued. This model requires assumptions of the expected future volatility of the Company’s common shares, expected life of warrants, future risk-free interest rates and the dividend yield of the Company’s common shares.

ii.	Income taxes

Provisions for income and other taxes are based on management’s interpretation of taxation laws, which may differ from the interpretation by taxation authorities. Such difference may result in eventual tax payments differing from amounts accrued. Reporting amounts for deferred tax assets and liabilities are based on management’s expectation for the timing and amounts of future taxable income or loss, as well as future taxation rates. Changes to these underlying estimates may result in changes to the carrying value, if any, of deferred income tax assets and liabilities.

6

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

2.	Basis of Preparation (continued)

Significant areas requiring the use of management’s judgements include:

i.	Going concern

Management has applied judgements in the assessment of the Company’s ability to continue as a going concern when preparing its financial statements for the year ended July 31, 2026. Management prepares the financial statements on a going concern basis unless management either intends to liquidate the entity or to cease trading or has no realistic alternative but to do so. In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but is not limited to, twelve months from the end of the reporting period.

ii.	Impairment of exploration and evaluation assets (“E&E assets”)

Management reviews and assesses the carrying amount of exploration and evaluation assets for indicators of impairment when facts or circumstances suggest that the carrying amount is not recoverable. If impairment indicators are identified, an impairment test is performed and the amount by which the carrying value of the assets exceeds the estimated fair value is charged to profit of loss as an impairment loss.

iii.	Business combination versus asset acquisition

Management applied judgement to determine whether the assets acquired and liabilities assumed on acquisition of Summa (Note 4) constitute a business. A business consists of inputs and processes applied to those inputs that have the ability to create outputs. During the year ended July 31, 2026, the Company completed the acquisition of Summa and concluded that the transactions did not qualify as a business combination under IFRS 3, “Business Combinations”.

3.	Material Accounting Policies

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, being S47 US, Summa, 1237025 BC Ltd., Summa Silver (US) Corp., Summa Silver Nevada Inc., and 1237025 Nevada Inc. Inter-company balances and transactions, including unrealized income and expenses arising from inter-company transactions, are eliminated on consolidation.

Foreign currency translation and transactions

Transactions in foreign currency

The Company and its subsidiaries record transactions using its functional currency, being the currency of the primary economic environment in which it operates. Foreign currency transactions are translated into the respective functional currency of each entity using the foreign currency rates prevailing at the date of the transaction. Period-end balances of monetary assets and liabilities in foreign currency are translated to the respective functional currencies using period-end foreign currency rates. Foreign currency gains and losses arising from the settlement of foreign currency transactions are recognized in profit or loss.

Foreign operations translation

The assets and liabilities of foreign operations are translated into CAD at period-end foreign currency rates. Revenues and expenses of foreign operations are translated into CAD at average rates for the period. Foreign currency translation gains and losses are recognized in other comprehensive gain/loss.

Cash and cash equivalents

Cash and cash equivalents comprise of cash, cashable guaranteed investment certificate (“GIC”) and short-term GIC in bank.

7

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

3.	Material Accounting Policies (continued)

Financial Instruments

The Company classifies its financial instruments in the following categories: as fair value through profit or loss (“FVTPL”), fair value through other comprehensive income (“FVTOCI”), financial assets at amortized cost, and financial liabilities at amortized cost. The classification depends on the purpose for which the financial asset or liabilities were acquired. Management determines the classification of financial assets and liabilities at initial recognition.

Recognition

Financial instruments are recognized in the statements of financial position on the trade date, being the date in which the Company becomes a party to the contractual provisions of the financial instrument.

Classification

The Company classifies its financial assets and financial liabilities using the following measurement categories:

(a) Those to be measured subsequently at fair value (either through other comprehensive loss or through profit or loss); and (b) Those to be measured at amortized cost.

The classification of financial assets depends on the business model for managing the financial assets and the contractual terms of the cash flows. Financial liabilities are classified as those to be measured at amortized cost unless they are designed as those to be measured subsequently at fair value through profit or loss (an irrevocable election at the time or recognition). For assets and liabilities measured at the fair value, gains and losses are either recorded in profit or loss or other comprehensive loss.

The Company reclassifies financial assets when and only when its business model for managing those assets changes. Financial liabilities are not reclassified.

Cash and cash equivalents is classified as amortized cost. Accounts payable and accrued liabilities are classified as other financial liabilities and measured at amortized cost. Such financial liabilities are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest rate method. Interest expense is recorded in profit and loss.

Share based payment liabilities are classified as other financial liabilities and measured at fair value through profit and loss. Such financial liabilities are recognized initially at fair value. Subsequent to initial recognition, these financial liabilities are measured at fair value on reporting date. Change of fair value is recorded in profit and loss.

Derecognition

A financial asset or, where applicable, a part of a financial asset or part of a group of similar financial assets is derecognized when:

●	the contractual rights to receive cash flows from the asset have expired; or
●	the Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’

Arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset; or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

On derecognition, the difference between the carrying amount (measured at the date or derecognition) and the consideration received (including any new asset obtained less any new liability obtained) is recognized in statement of loss and comprehensive loss.

8

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

3.	Material Accounting Policies (continued)

Financial Instruments (continued)

Financial liabilities are derecognized when its contractual obligations are discharged, cancelled or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Fair value hierarchy

Fair value measurements of financial instruments are required to be classified using a fair value hierarchy that reflects the significance of inputs used in making the measurements. The levels of the fair value hierarchy are defined as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Inputs for assets or liabilities that are not based on observable market data.

The Company’s financial instruments classified as Level 1 in the fair value hierarchy is cash and cash equivalents. The fair value of all other financial instruments which include accounts payable and accrued liabilities and due to related parties approximate their carrying values due to their short-term nature.

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Property and equipment

Property and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced asset is derecognized. All other repairs and maintenance are charged to the consolidated statements of comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the consolidated statements of comprehensive loss.

Amortization is calculated on a declining balance method to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable as below:

Computers	55%
Equipment	30%

Exploration and evaluation expenditures

The Company capitalizes the cost of acquiring exploration and evaluation assets. Expenses related to exploration and development of exploration and evaluation assets are expensed through the consolidated statement of loss and comprehensive loss. Such costs, include, but are not limited to, geological and geophysical studies, exploratory drilling and sampling.

9

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

3.	Material Accounting Policies (continued)

Impairment of E&E assets

In accordance with the Company’s accounting policy, the Company’s E&E assets are evaluated every reporting period to determine whether there are any indications of impairment. If any such indication exists, which is often judgemental, a formal estimate of recoverable amount is performed, and an impairment loss is recognized to the extent that the carrying amount exceeds the recoverable amount. The recoverable amount of an asset or cash generating group of assets is measured at the higher of fair value less costs to sell and value in use. The evaluation of asset carrying values for indications of impairment includes consideration of both external and internal sources of information, including such factors as market and economic conditions, metal prices, future plans for the Company’s mineral properties and mineral resources and/or reserve estimates. Management has assessed for impairment indicators for the Company’s E&E assets and has concluded that no indicators of impairment were identified, and the Company plans to continue with its objective of developing the E&E Assets.

Share based payment liabilities

Share based payment liabilities are the liabilities arising from the cash-settled share-based payment transactions.

Restricted Stock Units (“RSU”s) are stock-based awards that may be granted by the Company to certain eligible participants pursuant to its Share Compensation Plan (the “Plan”). RSUs are accounted for as a liability which have cash-settled share-based payment feature as the settlement is at the option of the holder, is measured at fair value on the grant date and is subsequently adjusted at each financial position reporting date for changes in fair value. Participants have the choice to settle the RSU by cash, common shares, or combination of cash and common shares.

The liability is recognized over the vesting period with a corresponding charge as a share-based compensation expense.

Equity-settled share-based payments

Equity-settled share-based payments are RSU granted by the Company to outside service providers to compensate service provided. The fair value of the services is measured with reference to the fair value of RSU granted during the period of service. The service cost is recognized as expenses and RSU granted for the service is recognized as contributed surplus during the period of service.

Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares and share options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash, are valued based on their fair value at the date the shares are issued.

Warrants

The Company has adopted the residual value method with respect to the measurement of shares and warrants issued as private placement units. Under the residual value method, proceeds are allocated to the common shares up to their fair value, determined by reference to the quoted market price of the common shares, and the remaining balance, if any, to the reserve account for warrants.

The Company has elected not to remeasure fair value of warrants issued when modify the terms and conditions of the warrants.

Income taxes

Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

10

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

3.	Material Accounting Policies (continued)

Income taxes (continued)

Deferred tax is recorded using the statement of financial position liability method, providing for temporary differences, between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes; the initial recognition of assets or liabilities that is not a business combination, affects neither accounting nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities on an undiscounted basis, using tax rates enacted or substantively enacted at the statement of financial position date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Earnings/Loss per share

Basic earnings/loss per share is computed by dividing the net income or loss attributable to the owners of the Company by the weighted average number of common shares outstanding for the relevant period.

Diluted earnings/loss per share is determined by adjusting the earnings or loss attributable to the owners of the Company and the weighted average number of common shares outstanding for the effects of dilutive instruments, which includes stock options and common share purchase warrants, as if their dilutive effect was at the beginning of the period. The calculation of the diluted number of common shares assumes that proceeds received from the exercise of “in-the-money” stock options and common share purchase warrants are used to purchase common shares of the Company at their average market price for the period. In periods that the Company reports a net loss, per share amounts are not presented on a diluted basis as the result would be anti-dilutive.

New Accounting Standards Pronouncements

Amendments to IFRS 9 and IFRS 7 – Amendments to the Classification and Measurement of Financial Instruments

In May 2024, the IASB issued Amendments to the Classification and Measurement of Financial Instruments (Amendments to IFRS 9 and IFRS 7). These amendments updated classification and measurement requirements in IFRS 9 Financial Instruments and related disclosure requirements in IFRS 7 Financial Instruments: Disclosures. The IASB clarified the recognition and derecognition date of certain financial assets and liabilities, and amended the requirements related to settling financial liabilities using an electronic payment system. It also clarified how to assess the contractual cash flow characteristics of financial assets in determining whether they meet the solely payments of principal and interest criterion, including financial assets that have environmental, social and corporate governance (ESG)-linked features and other similar contingent features. The IASB added disclosure requirements for financial instruments with contingent features that do not relate directly to basic lending risks and costs and amended disclosures relating to equity instruments designated at fair value through other comprehensive income.

The amendments are effective for annual periods beginning on or after January 1, 2026, with early application permitted, and will be effective for the Company’s fiscal year beginning August 1, 2026. Management does not expect the amendment to have a material impact on the financial statements.

11

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

3.	Material Accounting Policies (continued)

IFRS 18 – Presentation and Disclosure in Financial Statements

In April 2024, the IASB issued IFRS 18, Presentation and Disclosure in Financial Statements, which replaces IAS 1, Presentation of Financial Statements. IFRS 18 introduces a specified structure for the income statement by requiring income and expenses to be presented into the three defined categories of operating, investing and financing, and by specifying certain defined totals and subtotals. Where company-specific measures related to the income statement are provided, IFRS 18 requires companies to disclose explanations around these measures, which are referred to as management-defined performance measures. IFRS 18 also provides additional guidance on principles of aggregation and disaggregation which apply to the primary financial statements and the notes. IFRS 18 will not affect the recognition and measurement of items in the financial statements, nor will it affect which items are classified in other comprehensive income and how these items are classified. The standard is effective for reporting periods beginning on or after January 1, 2027, including for interim financial statements, and will be effective for the Company’s fiscal year beginning August 1, 2027. Retrospective application is required, and early application is permitted. Management is currently assessing the effect of this new standard on its financial statements.

As of July 31, 2026, there are no other IFRS or IFRIC interpretations with future effective dates that are expected to have a material impact on the Company.

4.	Acquisition of Summa

On August 1, 2025, the Company acquired 100% of the issued and outstanding shares of Summa and its subsidiaries whereby the Company issued a total of 68,468,133 common shares. Additionally, the Company issued 723,325 advisory shares to certain advisors. The fair value of the share consideration issued was $63,656,141, based on the Company’s share price on the acquisition date. The fair value was determined using a level 1 input on August 1, 2025, the date of issuance. In addition, all outstanding stock options of Summa were exchanged for stock options of Silver47 (the “Replacement Options”) and all outstanding warrants of Summa became exercisable to acquire Silver47 common shares (the “Replacement Warrants”). The Company also issued 723,325 advisory warrants to certain advisors who consulted on the transaction (the “Advisory Warrants”).

The Company accounted for the acquisition of Summa as an asset acquisition, as it did not meet the definition of a business under IFRS 3 Business Combinations. Accordingly, the transaction has been measured at the fair value of the equity consideration paid as determined based on IFRS 2, Share Based Payments. The following table summarizes the total consideration, the fair value of the acquired identifiable assets and liabilities assumed as of the date of acquisition:

Fair value of common shares issued (Note 9)	$63,656,141
Fair value of Replacement Options (Note 9)	1,302,232
Fair value of Replacement Warrants (Note 9)	4,511,196
Fair value of Advisory Warrants (Note 9)	332,701
Total consideration	$69,802,270

Assets acquired:
Cash	$6,494,309
Receivables	125,686
Prepaid expenses	237,665
Restricted cash	218,339
Prepaid expenses – non-current	44,150
Exploration and evaluation assets	63,833,689
Accounts payable and accrued liabilities	(1,151,568)
Net assets acquired	$69,802,270

The excess of purchase consideration over the net assets acquired was allocated across the exploration and evaluation assets acquired (Note 7).

12

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

5.	Cash and Cash Equivalents

Cash and cash equivalents include cash in the bank, and short term GICs. As at July 31, 2026, the short term GICs carried interest rates of 1.55% per annum (2025: 1.45% to 2.90%). A summary of cash and cash equivalents is as follows:

	July 31, 2026	July 31, 2025
Cash	$39,048,551	$4,413,626
Short term GICs	80,290	430,290
Total	$39,128,841	$4,843,916

6.	Prepaid Expenses

As at July 31, 2026, the Company had $2,320,960 (2025 - $314,141) prepaid general and administrative expenses and $746,917 prepaid exploration expenses (2025 - $192,767).

7.	Exploration and Evaluation Assets

E&E assets consist of costs to acquire the Company’s projects which are pending determination of technical feasibility and commercial viability in Canada and USA.

Michelle Project

On November 2, 2021, the Company finalized a purchase agreement with Silver Range Resources Ltd. (“Silver Range”) to acquire 100% interest in the Silver-Lead Zinc-Antimony-Gallium Project (“Michelle Property”) located in central Yukon.

On November 15, 2021, the Company issued 5,650,000 common shares to Silver Range at a price of $0.50 per share with total cost of $2,825,000 to close the purchase and sale transaction as below:

●	The Company owns 100% interest in the Michelle Property
●	Granting Silver Range a 1% Net Smelter Return. The Company will have a right of first refusal on the sale of the royalty.

Adams Plateau Project

From August 30, 2022 to May 18, 2023, the Company signed 4 Mineral Claims Purchase Sales Agreements (the “AP Agreements”) with 6 beneficiary owners of Adams Plateau Property (the “AP Property”) located in Kamloops, British Columbia to acquire the AP Property. Pursuant to the AP Agreements, the Company obtained 100% interest in the AP Property with total cost of $230,500 and commitments as below:

●	From August 30, 2022 to May 18, 2023, the Company paid 6 beneficiary owners total of $78,000 in cash;
●	On March 24, 2023, the Company issued 200,000 common shares to 3 beneficiary owners at a price of $0.75 to $0.80 with total value of $152,500.
●	Granting 1 beneficiary owner a 1% Net Smelter Return (the “Royalty”) on all minerals produced from the AP property; and
●	Silver47 holds the option to purchase the 1% Royalty from the beneficiary owner at any time prior to commercial production for $500,000 payable in cash or shares or any combination thereof.

13

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

7.	Exploration and Evaluation Assets (continued)

Red Mountain Project

On October 6, 2023, the Company closed purchase transactions under the Mineral Property Purchase and Sales Agreement with White Rock and its subsidiary companies, Atlas Resources Pty Ltd., and White Rock (RM) Inc. (collectively, the “Sellers”) to acquire 100% of Red Mountain VMS Project (the “RM Property”) located in central Alaska, USA with cost of $8,048,400 including below:

●	US$400,000 in cash.
●	10,000,000 common shares of the Company issued at a price of $0.75 (the “Deemed Issue Price”) for total value of $7,500,000.

The Company and Sellers also agreed to the following responsibility which arise post-closing:

●	Carry forward work credits for the Property of USD $385,100 each year from September 1, 2023 through September 26, 2026 will be available to apply for the Company.

Hughes Project

On August 1, 2025, the Company acquired the Hughes Project in connection with its acquisition of Summa (Note 4). The Hughes Project is wholly owned by the Company as all option payment requirements were completed by Summa in 2022. The project is subject to a 1% net smelter royalty which may be reduced to 0.5% for additional payments of US$4,000,000.

Mogollon Project

On August 1, 2025, the Company acquired the Mogollon Project in connection with its acquisition of Summa (Note 4). The Mogollon Project was subject to an option agreement for which the requirements were fulfilled in 2023 by Summa, however, the project remains subject to certain mining lease agreements. The payment terms of the mining lease agreements are as follows:

●	$82,240 (US$63,042) on signing of the amended agreement (paid);
●	An additional US$99,067 on or before the 12-month anniversary, and each successive anniversary thereafter. Of the annual payments, as much as 75% may be paid in shares at least six months prior to the anniversary date, at the option of the Company. During the year ended July 31, 2026, the Company made cash payments to these lessors of $100,205 (US$67,771) and issued 56,902 common shares with a fair value of $36,986 as advance lease payment to the lessors.

The Company has an additional lease agreement on the Mogollon property which was initially negotiated on April 9, 2019. Pursuant to this lease, the Company owes an annual base payment of US$10,000, which is adjusted to an amount equal to the change in the Production Price Index for industrial commodities as published by the United States Bureau of Labor Statistics on each anniversary. The Company will also be subject to a production royalty on certain portions of the property of 4%. Portions of this royalty area may be brought down to 2% for staged payments of US$3,000,000.

On November 22, 2021, the Company signed an additional option agreement to earn a 100% interest in two patented mining claims (the “Patents”) covering the Eberle Mine immediately adjacent to the Mogollon property. The Company may earn a 100% interest in the Patents by making cash payments totaling US$700,000 over four years as follows:

●	$128,884 (US$100,000) on signing of the option agreement (paid);
●	An additional $199,320 (US$150,000) on or before the 12-month anniversary (paid);
●	An additional $207,285 (US$150,000) on or before the 24-month anniversary (paid);
●	An additional $209,160 (US$150,000) on or before the 36-month anniversary (paid); and
●	An additional US$150,000 on or before the 48-month anniversary (paid $209,457 during the year ended July 31, 2026).

14

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

7.	Exploration and Evaluation Assets (continued)

As of July 31, 2026, the payments with respect to the Eberle Mine has been completed. As a result, the Company will not be subject to any underlying royalties or other encumbrances.

Kennedy Project

On August 1, 2025, the Company acquired the Kennedy Project in connection with its acquisition of Summa (Note 4). The Kennedy Project was initially staked by Summa in 2025.

As at July 31, 2026, the Company has invested as below to acquire various projects as a result of the above transactions:

	Michelle Project	Adams Plateau Project	Red Mountain Project	Hughes Project	Mogollon Project	Kennedy Project	Total
	$	$	$	$	$	$	$
Balance as of July 31, 2024	2,825,000	230,500	8,120,594	-	-	-	11,176,094
Currency translation adjustment	-	-	20,582	-	-	-	20,582
Balance as of July 31, 2025	2,825,000	230,500	8,141,176	-	-	-	11,196,676
Acquired from Summa (Note 4)	-	-	-	36,619,354	27,050,712	163,623	63,833,689
Additions	-	5,250	-	-	357,103	-	362,353
Currency translation adjustment	-	-	111,810	418,926	145,817	2,052	678,605
Balance as of July 31, 2026	2,825,000	235,750	8,252,986	37,038,280	27,553,632	165,675	76,071,323

During the years ended July 31, 2026 and 2025, the Company incurred the following exploration expenditures:

	2026	2025
	$	$
Geology data and software	-	35,243
Insurance	-	13,778
Outsource drilling and exploration expenses	16,118,279	3,703,622
Permitting	1,310,035	491,905
Salary expense	2,178,033	352,709
Sampling and studies	391,748	-
Travel	-	98,038
Total	19,998,095	4,695,295

8.	Share Based Payment Liabilities

Under the Company’s Share Compensation Plan (the “Plan”), the RSUs granted shall become vested in accordance with schedules set up in the RSU agreements. At the option of the participant, the participant may choose to receive (i) a lump sum payment in cash equal to the number of vested RSUs multiplied by the market value of a common share on the payout date; (ii) the number of underlying common shares or; (iii) any combination of the foregoing.

The Company measures the cost of cash-settled share-based transactions by reference to the fair value of the equity instruments at the date at which they are granted.

Until the liabilities are settled, the Company remeasure the fair value of the liabilities at the end of each reporting period and at the date of settlement, with any changes in fair value recognised in profit or loss for the period.

During the year ended July 31, 2026, the Company recognized a loss of $35,730 (2025 – loss of $13,853) on changes of fair value for share-based payment liabilities.

15

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

8.	Share Based Payment Liabilities (continued)

The changes in RSUs during the years ended July 31, 2026 and 2025 are as follows:

Number of RSUs
RSUs outstanding, as at July 31, 2024	2,350,000
Granted	800,0001
Exercised	(925,000)
RSUs outstanding, as at July 31, 2025	2,225,000
Granted	180,0001
Settlement	(2,025,000)
Forfeited	(200,000)
RSUs outstanding, as at July 31, 2026	180,000

1 RSU granted to outside service provider for service provided (Note 9g).

Total share-based compensation expenses of $210,775 (2025 - $841,230) for the year ended July 31, 2026 was recognized.

As at July 31, 2026, share based payment liabilities were $nil (2025 - $1,075,329, based on an estimated fair value of $0.94 per RSU), as all cash-settled RSUs had been settled or forfeited during the year. The RSUs vest and are payable based on vesting schedules set up in the RSU agreements.

On January 14, 2026, the Company issued 1,058,334 common shares pursuant to the settlement of certain RSUs. The RSU’s had a fair value of $1,037,167 on the date of settlement which was reclassified to share capital.

On the same date, 200,000 RSUs were forfeited. The fair value of the forfeited RSUs was $188,000 and was reclassified to deficit on forfeiture.

On June 30, 2026, the Company issued 800,000 common shares pursuant to the settlement of equity-settled RSUs granted to a service provider (Note 9g). The grant date fair value of the RSUs of $656,000 was reclassified from contributed surplus to share capital.

On July 30, 2026, the Company issued 166,666 common shares pursuant to the settlement of the final tranche of certain RSUs. The RSUs had a fair value of $96,667 on the date of settlement which was reclassified from contributed surplus to share capital.

9.	Share Capital

a)	Authorized

Unlimited number of common shares with no par value.

16

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

9.	Share Capital (continued)

b)	Issued and Outstanding

As at July 31, 2026, the Company has the following common shares issued:

	Number of Common Shares	Share Capital $
Balance at July 31, 2024	43,746,467	13,743,031
Issued capital for special warrants conversion	6,297,393	4,216,691
Issued capital for special RSU settlement	925,000	490,250
Issued capital for private placement	19,467,592	8,974,727
Balance at July 31, 2025	70,436,452	27,424,699
Issued capital for Summa acquisition	69,191,458	63,656,141
Issued capital for financings	65,715,600	50,656,132
Issued capital for restricted share units	2,025,000	1,789,834
Issued capital for option and warrant exercise	2,199,609	2,275,413
Issued capital for Mogollon lease payments	56,902	36,986
Balance at July 31, 2026	209,625,021	145,839,205

On November 6, 2024, the Company issued 6,297,393 common shares to exercise Special Warrants issued in the private placement during year ended July 31, 2024 (Note 9e).

From March 5 to April 4, 2025, the Company completed non-broker private placements. The Company issued 18,538,400 units of common share at $0.50 each (the ‘Unit”) for gross proceeds of $9,269,200, and 929,192 flow-through unit at $0.57 each (the “FT Unit”) for gross proceeds of $529,639 (the “Non-Broker Offering”). $65,044 flow through share liabilities recognized for the FT Units issued.

Each Unit consists of one common share of the Company (the “Common Share”) and one-half of one common share purchase warrant (a “Half-Warrant”, with two Half-Warrants being referred to as a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one Common Share at a price of $0.75 within 36 months following issuance.

Each FT Unit consists of one Common Share and a Half-Warrant (subject to the same terms as indicated above), each issued as a “flow-through share” pursuant to the Income Tax Act (Canada).

The Company paid the finder’s fee of $336,233 and the legal and transfer agent fees of $213,916 for the Non-Broker Offering.

On April 9, 2025, the Company issued 925,000 common shares to settle RSUs vested for a total value of $490,250 (Note 8).

On August 1, 2025, the Company issued 69,191,458 common shares in connection with its acquisition of Summa (Note 4).

On August 12, 2025, the Company issued 25,000 common shares for proceeds of $15,000 pursuant to the exercise of stock options.

On September 16, 2025, the Company closed a brokered financing whereby the Company issued 32,857,800 units for gross proceeds of $23,000,460. Each unit consists of one common share and one-half warrant, with each full warrant being exercisable into a common share of the Company at $1.00. No value was ascribed to the warrants under the residual method.

17

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

9.	Share Capital (continued)

In connection with the financing, the Company paid cash commissions of $1,193,175 and issued an aggregate of 1,960,740 broker warrants of the Company. Each broker warrant is exercisable to acquire one common share at a price of $0.70 until September 16, 2028. The fair value of the broker warrants was determined to be $718,777 using the Black-Scholes Option Pricing Model. In addition, the Company incurred other share issuance costs of $353,784.

On October 17, 2025, the Company issued 100,000 common shares for proceeds of $50,000 pursuant to the exercise of stock options.

On October 21, 2025, the Company issued 300,000 common shares for proceeds of $150,000 pursuant to the exercise of stock options.

On January 8, 2026, the Company issued 100,000 common shares for proceeds of $60,000 pursuant to the exercise of stock options

On January 14, 2026, the Company issued 1,058,334 common shares to settle certain RSUs which had a fair value of $1,037,167 on the date of settlement.

On January 14, 2026, the Company completed a bought deal public offering of 32,857,800 units at $1.05 per unit for gross proceeds of $34,500,690, with each unit consisting of one common share and one-half of a common share purchase warrant exercisable at $1.40 per share until January 14, 2029. The Company allocated $1,150,023 to the warrant component under the residual method.

In connection with the financing, the Company paid cash commissions of $1,965,433 and issued an aggregate of 1,970,887 broker warrants of the Company. Each broker warrant is exercisable to acquire one common share at a price of $1.05 until January 14, 2029. The fair value of the broker warrants was determined to be $858,518 using the Black-Scholes Option Pricing Model. In addition, the Company incurred other share issuance costs of $605,308.

On February 2, 2026, the Company issued 25,000 common shares for proceeds of $15,000 pursuant to the exercise of stock options.

On April 24, 2026, the Company issued 56,902 common shares to pursuant to certain mining lease agreements respecting the Mogollon Property (Note 7). The common shares had a fair value of $36,986 based on the Company’s share price on the date of issuance.

On June 30, 2026, the Company issued 800,000 common shares to settle vested equity-settled RSUs granted to a service provider (Note 9g). The RSUs had a grant date fair value of $656,000, which was reclassified from contributed surplus to share capital.

On July 30, 2026, the Company issued 166,666 common shares to settle certain RSUs which had a fair value of $96,667 on the date of settlement (Note 8).

During the year ended July 31, 2026, the Company issued 1,649,609 common shares for proceeds of $1,463,102 pursuant to the exercise of warrants.

c)	Escrow shares

As at July 31, 2026, there were nil shares in escrow (2025 – 5,393,027).

18

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

9.	Share Capital (continued)

d)	Share options

On September 30, 2021, the Company has implemented a Share Compensation Plan (“the Plan”) in which 10% of the total number of common shares that are issued and outstanding can be granted. All stock options expire in ten years and vest based on terms and conditions set out in the stock option agreements. A summary of the Company’s stock option plan activities is as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding, as at July 31, 2024	1,950,000	$0.51
Granted	2,600,000	$0.60
Options outstanding, as at July 31, 2025	4,550,000	$0.56
Replacement Options issued (Note 4)	4,451,070	$1.81
Granted	10,980,000	$0.89
Exercised	(550,000)	$0.53
Expired	(1,214,740)	$2.65
Options outstanding, as at July 31, 2026	18,216,330	$0.92

As at July 31, 2026, the weighted-average life of the options outstanding was 4.52 years (2025 – 8.22 years).

Details of stock options outstanding as at July 31, 2026 were as follows:

Exercise price	Remaining contractual life	Number of options outstanding	Number of options exercisable	Expiry date
$2.08	0.44	611,330	611,330	January 7, 2027
$1.64	0.87	90,400	90,400	June 14, 2027
$1.77	1.51	720,940	720,940	February 1, 2028
$0.83	2.10	80,000	60,000	September 3, 2028
$1.38	2.35	928,860	928,860	December 6, 2028
$0.89	3.49	1,084,800	1,084,800	January 24, 2030
$0.78	4.14	5,300,000	5,300,000	September 19, 2030
$0.99	4.48	5,600,000	2,800,000	January 21, 2031
$0.50	5.17	1,450,000	1,450,000	September 30, 2031
$0.75	7.34	100,000	100,000	November 30, 2033
$0.60	8.68	2,250,000	2,250,000	April 4, 2035
$0.92	4.52	18,216,330	15,396,330

During the year ended July 31, 2026, the Company issued a total of 4,451,070 stock options to the former Summa option holders, pursuant to its acquisition of Summa (Note 4). The weighted average assumptions used in the Black-Scholes option pricing model for the Replacement Options is as follows:

Risk-free rate	2.75%
Dividend yield	nil
Annualized volatility	87.28%
Exercise price	$1.81
Stock price at grant date	$0.92
Expected life	2.49 years

19

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

9.	Share Capital (continued)

Total share-based compensation expenses of $6,953,150 (2025 – $940,250) for the year ended July 31, 2026, was recognized based on the estimated fair value of the options on the grant date. The weighted average assumptions used in the Black-Scholes option pricing model for the options issued during the period are as follows:

	2026	2025
Risk-free rate	2.85%	2.89%
Dividend yield	nil	nil
Annualized volatility	91%	121.44%
Fair value at grant date	$0.88	$0.60
Expected life	5 years	10 years

e)	Warrants

The following is a summary of warrant transactions:

Number of Warrants
Warrants outstanding, as at July 31, 2024	7,211,048
Granted	13,551,649
Warrants outstanding, as at July 31, 2025	20,762,697
Replacement Warrants issued (Note 4)	15,155,308
Granted	36,789,427
Expired	(3,262,805)
Exercised	(1,649,609)
Warrants outstanding, as at July 31, 2026	67,795,018

The following warrants were outstanding and exercisable as at July 31, 2026:

Expire Date	Exercise Price $	Number of Warrants Outstanding	Remaining Contractual Life (years)
November 1, 2026	0.89 – 1.22	4,027,763	0.25
November 14, 2026	0.75 - 1.00	10,354,930	0.29
August 1, 2027	0.56 – 0.80	7,316,300	1.00
March 05, 2028	0.75	3,643,296	1.60
March 12, 2028	0.75	2,513,722	1.62
March 21, 2028	0.75	1,928,425	1.64
April 02, 2028	0.75	1,847,205	1.67
September 16, 2028	0.70 – 1.00	17,763,590	2.13
January 14, 2029	1.05-1.40	18,399,787	2.46
		67,795,018	1.75

20

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

9.	Share Capital (continued)

During the year ended July 31, 2026, the Company assumed a total of 15,155,308 warrants which are exercisable into Silver47 common shares, pursuant to its acquisition of Summa (Note 4). The weighted average assumptions used in the Black-Scholes option pricing model for the Replacement Warrants is as follows:

Risk-free rate	2.69%
Dividend yield	nil
Annualized volatility	86.34%
Exercise price	$1.27
Stock price at grant date	$0.92
Expected life	1.45 years

During the year ended July 31, 2026, the Company issued certain common share purchase warrants as broker warrants in connection with its financings. The Company recorded their respective fair values as a share issuance cost. The fair value of the warrants granted was determined on the date of grant using Black-Scholes option pricing model with following assumptions:

Grant date	September 19, 2025	January 14, 2026
Risk-free rate	2.46%	2.53%
Warrants exercise price	$0.70	$1.05
Dividend yield	Nil	Nil
Annualized volatility	83.70%	84.45%
Expected life	2 years	2 years
Fair value	$718,777	$858,518

g)	Equity-settled share -based payments

On May 15, 2025, the Company issued 800,000 RSUs to a service provider for 1-year services. On September 19, 2025, the Company issued 180,000 RSUs to a service provider for 2-year services. During the year ended July 31, 2026, $588,108 and $91,147 in share-based compensation was recognized in respect of the RSUs granted on May 15, 2025 and September 19, 2025, respectively, based on an average grant date fair value of $0.81 (2025 – $67,994 and $nil). On June 30, 2026, the 800,000 RSUs vested and were settled through the issuance of 800,000 common shares (Note 9b).

10.	General and Administrative Expenses

General and administrative expenses for the years ended July 31, 2026, and 2025:

	2026	2025
	$	$
Consulting fees	1,800,973	1,124,632
Management and directors’ fee	1,347,354	817,500
Marketing and investor relation fees	1,690,398	677,925
Office and administrative	884,715	138,880
Professional fees	758,367	970,033
Transfer agent and filing fees	246,347	61,716
Total	6,728,154	3,790,986

21

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

11.	Income Taxes

The following table reconciles the expected income tax expense (recovery) at the Canadian statutory income tax rates to the amounts recognized in the statement of operations and comprehensive loss for the years ended July 31, 2026 and 2025:

	2026	2025
	$	$
Net loss before tax	(33,858,704)	(10,130,666)
Statutory tax rate	27%	27%
Expected income tax (recovery)	(9,141,850)	(2,735,280)
Change in estimates	(20,146)	-
Share issuance costs	(1,320,564)	(148,540)
Change in deferred tax asset not recognized	7,356,610	2,195,639
Flow Through Share Premium	-	(17,562)
Non-deductible items	2,070,023	483,627
Tax rate differences in foreign jurisdiction	1,055,927	222,116
Total tax expense (recovery)	-	-

The unrecognized deductible temporary differences as at July 31, 2026 and 2025 are comprised of the following:

	2026	2025
	$	$
Non-capital loss carry forwards	37,316,309	6,515,832
Share issuance costs	5,189,326	681,591
Exploration and evaluation assets	24,770,759	8,186,325
Undepreciated capital costs	5,758	76,904
Total unrecognized deductible temporary differences	67,282,152	15,460,652

The Company has not recognized non-capital loss carry forwards of approximately $30,011,281 (2025: $6,279,167) which may be carried forward to apply against future income for Canadian income tax purposes, subject to the final determination by taxation authorities.

The Company has not recognized net operating losses of approximately $7,305,028 (2025 - $236,665) which may be carried forward to apply against future income for US income tax purposes, subject to the final determination by taxation authorities. The non-capital loss and net operating losses expire in the following years:

Expiry	Non-capital losses $
2038	23,637
2039	34,392
2040	642,297
2041	3,385,983
2042	3,323,147
2043	3,238,917
2044	3,902,996
2045	7,043,524
2046	8,416,388
Indefinitely	7,305,028
37,316,309

22

Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

12.	Capital Risk Management

The Company’s objectives are to safeguard the Company’s ability to continue as a going concern in order to support the Company’s normal operating requirements and future acquisitions of mineral properties, and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares, debt, acquire or dispose of assets or adjust the amount of cash.

At July 31, 2026, the Company’s capital structure consists of the equity of the Company. The Company is not subject to any externally imposed capital requirements. In order to maximize ongoing development efforts, the Company does not pay dividends.

13.	Financial Instruments

13.1	Financial risk management objectives and policies

The financial risk arising from the Company’s operations are credit risk and liquidity risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the policies on how the Company mitigates these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

13.2	Fair value of financial instruments

The fair value hierarchy established by IFRS 13 Fair Value Measurement has three levels to classify the inputs to valuation techniques used to measure fair value as described below:

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – inputs other than quoted market prices that are observable for the assets or liabilities either directly or indirectly; and

Level 3 – inputs that are not based on observable market data.

The fair value of the Company’s financial instruments carried at amortized cost approximate their carrying values due to their short-term nature.

13.3 Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Credit risk for the Company is primarily associated with the Company’s bank balances. The Company mitigates credit risk associated with its bank balance by holding cash with large, reputable financial institutions.

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Silver47 Exploration Corp.

Notes to the Consolidated Financial Statements

For the years ended July 31, 2026 and 2025

(Expressed in Canadian dollars)

13.	Financial Instruments (continued)

13.4	Liquidity risk

Liquidity risk is the risk that the Company will not be able to settle or manage its obligations associated with financial liabilities. To manage liquidity risk, the Company closely monitors its liquidity position and ensures it has adequate sources of funding to finance its projects and operations. The Company’s working capital as at July 31, 2026 was $38,110,177 (July 31, 2025 – $2,583,701). The Company’s accounts payable and accrued liabilities are expected to be realized or settled, respectively, within a one-year period.

14.	Related Party Transactions

Transaction with Key Management Personnel

Key management personnel are persons responsible for planning, directing and controlling the activities of an entity. The remuneration of directors and key management personnel during the years ended July 31, 2026, and 2025 were as follows:

	2026	2025
Management consulting fees	$890,950	$677,500
Director’s fees	727,152	140,000
Share-based compensation	4,727,334	713,307
Total	$6,345,436	$1,530,807

As at July 31, 2026, there was $nil (July 31, 2025 - $323) due to related parties included in accounts payables and accrued liabilities.

15.	Subsequent Event

On August 20, 2026, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Bunker Hill Mining Corp. (“Bunker Hill”), pursuant to which Bunker Hill will acquire all of the issued and outstanding common shares of the Company by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Transaction”). Under the terms of the Arrangement Agreement, shareholders of the Company will receive 0.1724 of a common share of Bunker Hill for each common share of the Company held immediately prior to closing. Outstanding stock options and warrants of the Company will be exchanged for replacement options and warrants of Bunker Hill, adjusted for the exchange ratio, and all outstanding RSUs, whether vested or unvested, will vest and be settled in common shares of the Company immediately prior to closing.

Completion of the Transaction is subject to, among other things, approval by at least 66⅔% of the votes cast by the Company’s shareholders and a majority of the votes cast by the Company’s shareholders excluding votes required to be excluded under Multilateral Instrument 61-101, approval by a majority of the votes cast by Bunker Hill shareholders, at meetings to be held no later than November 15, 2026, approval of the TSX and TSXV, and a final order of the Supreme Court of British Columbia. There can be no assurance that the Transaction will be completed. Upon completion, the Company’s common shares will be delisted from the TSXV and the Company will apply to cease to be a reporting issuer.

The Arrangement Agreement includes customary deal-protection provisions. In certain circumstances, the Company may be required to pay Bunker Hill a termination fee of approximately US$5,700,000 (C$7,900,000), or may be entitled to receive a termination fee of approximately US$6,600,000 (C$9,100,000) from Bunker Hill. Each party is also entitled to an expense reimbursement in certain circumstances. In addition, the Company has agreed to use commercially reasonable efforts to make available to Bunker Hill an unsecured debt facility of up to US$10,000,000, subject to the negotiation of definitive documentation and receipt of third-party and regulatory approvals.

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